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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended 1993 Stock Plan and 1997 Employee Stock Purchase Plan of NeoMagic Corporation of our report dated February 14, 1997, except for Note 10 as to which the date is February 26, 1997, with respect to the consolidated financial statements and schedule of NeoMagic Corporation included in the Registration Statement on Form S-1 (No. 333-20031) for the year ended January 31, 1997, filed with the Securities and Exchange Commission.


                                                          /s/ ERNST & YOUNG LLP


San Jose, California
July 2, 1997